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                                                                   EXHIBIT 23.14


November 1, 1999


California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 94111

Gentlemen:

We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of California Community Bancshares, Inc. in connection with the acquisition of merger of National Business Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.

                                          Sincerely,
                                          Gary Steven Findley
                                          Director